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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                CHOICEPOINT INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                  Georgia                                 58-2309650
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(State of Incorporation or Organization)        IRS Employer Identification No.


         1000 Alderman Drive
         Alpharetta, Georgia                                 30005
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(Address of Principal Executive Offices)                   (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: ____________________(if applicable)

         Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class          Name of Each Exchange On Which
          To Be So Registered          Each Class Is To Be Registered
          -------------------          ------------------------------

   Rights to Purchase                  New York Stock Exchange
---------------------------------      ----------------------------------

   Common Stock
---------------------------------      ----------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
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                                (Title of Class)

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                                (Title of Class)



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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

General

               On February 14, 2000, ChoicePoint Inc., a Georgia corporation ("ChoicePoint"), further amended the Rights Agreement, dated October 29, 1997 (the "Plan"), (a) to modify the definition of "Acquiring Person" in the Plan to exclude DBT Online, Inc., a Pennsylvania corporation ("DBT"), and its affiliates and associates; (b) to modify the definition of "Distribution Date" in the Plan to clarify that a Distribution Date did not occur by virtue of execution of the Agreement and Plan of Merger (the "Merger Agreement"), entered into as of February 14, 2000, between ChoicePoint, ChoicePoint Acquisition Corporation, a Pennsylvania corporation and wholly owned subsidiary of ChoicePoint ("ChoicePoint-Sub"), and DBT, or by virtue of any of the transactions contemplated by the Merger Agreement; (c) to modify Section 11 of the Plan to clarify that the section does not apply to the transactions contemplated by the Merger Agreement; and (d) to modify Section 13 of the Plan to clarify that the section does not apply to the transactions contemplated by the Merger Agreement.


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ITEM 2.  EXHIBITS

         The following exhibits are filed as part of the Registration Statement:

         3.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.01 in ChoicePoint's Registration
                  Statement on Form S-1. (Commission File No. 333-30297), filed
                  June 30, 1997).

         3.2 Bylaws, as amended (incorporated by reference to Exhibit 3.02 in ChoicePoint's Form 10-Q (Commission File No. 001-13069), filed August 13, 1999).

         4.1 Rights Agreement, dated as of October 29, 1997, by and between ChoicePoint Inc. and SunTrust Bank, Atlanta (incorporated by reference to Exhibit 4.02 in ChoicePoint's Form 8-A
                  (Commission File No. 001-13069), filed November 5, 1997).

         4.2      Amendment No. 1 to the Rights Agreement, dated as of June 21,
                  1999 (incorporated by reference to Exhibit 4.02 in ChoicePoint's Form 8-A/A (Commission File No. 001-13069), filed August 17, 1999).

         4.3      Amendment No. 2 to the Rights Agreement, dated as of February
                  14, 2000 (incorporated by reference to Exhibit 4.1 in
                  ChoicePoint's Form 8-K (Commission File No. 001-13069), filed
                  February 15, 2000).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           CHOICEPOINT INC.



                                           By:   /s/ J. MICHAEL DE JANES
                                               -------------------------------
                                                J. Michael de Janes
                                                General Counsel and Secretary

Dated:   March 22, 2000


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                                  EXHIBIT INDEX

         The following exhibits are filed as part of the Registration Statement:

         3.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.01 in ChoicePoint's Registration
                  Statement on Form S-1. (Commission File No. 333-30297), filed
                  June 30, 1997).

         3.2 Bylaws, as amended (incorporated by reference to Exhibit 3.02 in ChoicePoint's Form 10-Q (Commission File No. 001-13069), filed August 13, 1999).

         4.1 Rights Agreement, dated as of October 29, 1997, by and between ChoicePoint Inc. and SunTrust Bank, Atlanta (incorporated by reference to Exhibit 4.02 in ChoicePoint's Form 8-A
                  (Commission File No. 001-13069), filed November 5, 1997).

         4.2      Amendment No. 1 to the Rights Agreement, dated as of June 21,
                  1999 (incorporated by reference to Exhibit 4.02 in ChoicePoint's Form 8-A/A (Commission File No. 001-13069), filed August 17, 1999).

         4.3      Amendment No. 2 to the Rights Agreement, dated as of February
                  14, 2000 (incorporated by reference to Exhibit 4.1 in
                  ChoicePoint's Form 8-K (Commission File No. 001-13069), filed
                  February 15, 2000.


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